SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
July 13, 2015

WERNER ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)

NEBRASKA	0-14690	47-0648386
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

14507 FRONTIER ROAD POST OFFICE BOX 45308 OMAHA, NEBRASKA		68145-0308
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (402) 895-6640

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.03.	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

On July 13, 2015, Werner Enterprises, Inc. (the “Company”), as borrower, amended its existing credit agreement, dated June 1, 2012, as amended, with Wells Fargo Bank, National Association (“Wells Fargo”), as lender (the “Wells Fargo Credit Agreement”). The second amendment to the Wells Fargo Credit Agreement (the “Amendment”), dated July 13, 2015, lowers the maximum principal amount of the unsecured line of credit to $100 million from $175 million, extends the term of the credit agreement to July 12, 2020 from May 31, 2016, and adds a $50 million maximum limit for the aggregate amount of letters of credit issued. The Amendment continues to require the Company to pay Wells Fargo interest on any borrowed amounts under the line of credit at a variable rate based on the daily London Interbank Offered Rate (“LIBOR”) plus a margin of 0.60%. The Wells Fargo Credit Agreement also requires the Company to pay Wells Fargo (i) an annualized letter of credit fee of 0.55% per annum based upon the face amount of each letter of credit outstanding and (ii) a nonrefundable unused commitment fee of 0.085% per annum on the average daily unused amount of the commitment available for borrowing. As of July 13, 2015, the Company was in compliance with all applicable financial covenants under the Wells Fargo Credit Agreement, had $75 million in outstanding borrowings under its term commitment with Wells Fargo (the terms of which were not changed by this Amendment), and had issued $32.7 million in letters of credit which reduce the $100 million of credit available under the unsecured line. (Pursuant to General Instruction B.3 to Form 8-K, the information regarding the Wells Fargo Credit Agreement contained in Note 1 of the Notes to Consolidated Financial Statements (Unaudited) included in the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2015 and disclosed under Item 2.03 of the Company’s Current Report on Form 8-K dated June 1, 2012 is incorporated by reference herein.)

On July 13, 2015, the Company, as borrower, entered into a new credit agreement (the "U.S. Bank Credit Agreement") with U.S. Bank National Association (“U.S. Bank”), as lender. The U.S. Bank Credit Agreement is an unsecured line of credit of $75 million and expires on July 13, 2020. The proceeds of the U.S. Bank Credit Agreement may be used for the Company's general corporate purposes. The U.S. Bank Credit Agreement permits the Company to borrow funds and issue letters of credit of up to $75 million in the aggregate, and availability of such funds under the U.S. Bank Credit Agreement is conditional upon various customary terms and covenants. Such covenants include, among other things, one financial covenant requiring the Company not to exceed a maximum ratio of total funded debt to earnings before interest, income taxes, depreciation and amortization. A violation of such terms and covenants could result in a default under the U.S. Bank Credit Agreement. In the event of default, U.S. Bank (i) will not be obligated to make loans to the Company and (ii) could require the Company to immediately repay any then-outstanding debt (including any accrued interest).

Any amounts drawn under the U.S. Bank Credit Agreement will bear interest at a variable rate based on the daily LIBOR plus a margin of 0.55%. Such borrowed amounts and interest would be due and payable in full on July 13, 2020. The U.S. Bank Credit Agreement also requires the Company to pay U.S. Bank (i) an annualized letter of credit fee of 0.55% per annum based upon the face amount of each letter of credit outstanding and (ii) a nonrefundable unused commitment fee of 0.075% per annum on the average daily unused amount of the commitment available for borrowing. No borrowings have been made and no letters of credit have been issued under the U.S. Bank Credit Agreement to date.

The foregoing (including the Wells Fargo Credit Agreement and Amendment and the U.S. Bank Credit Agreement described herein) may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. Such forward-looking statements are based on information presently available to Werner’s management and are current only as of the date made. Actual results could also differ materially from those anticipated as a result of a number of factors, including, but not limited to, those discussed in Werner’s Annual Report on Form 10-K for the year ended December 31, 2014. For those reasons, undue reliance should not be placed on any forward-looking statement. Werner assumes no duty or obligation to update or revise any forward-looking statement, although it may do so from time to time as management believes is warranted or as may be required by applicable securities law. Any such updates or revisions may be made by filing reports with the U.S. Securities and Exchange Commission, through the issuance of press releases or by other methods of public disclosure.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WERNER ENTERPRISES, INC.

Date: July 17, 2015	By:	/s/ John J. Steele
John J. Steele
Executive Vice President, Treasurer and Chief Financial Officer

Date: July 17, 2015	By:	/s/ James L. Johnson
James L. Johnson
Executive Vice President, Chief Accounting Officer and Corporate Secretary